EXHIBIT 23.1






Vivendi Universal

Registration Statement, Amendment n(0)1 on Form S-8 to Form F-4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this post-effective Amendment N(0)1 on Form S-8 to the registration statement on Form F-4, of our report dated April 2, 2001, except with respect to the matters discussed in Note 16 as to which the date is June 29, 2001, and to all references to our Firms included in or made part of this registration statement.

                                 Paris, France
                                August 29, 2001




/s/ Barbier Frinault & Cie                      /s/ RSM Salustro Reydel

Barbier Frinault & Cie                          RSM Salustro Reydel
A member firm of Arthur Andersen